SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

            Current Report Pursuant to Section 13 or 15(d)
              Under the Securities Exchange Act of 1934


                            Date of Report
                            June 30, 1999

                          _________________
                     Commission File Number 1-8662


                          flightserv.com
              (formerly PROACTIVE TECHNOLOGIES, INC.)
       (Exact name of registrant as specified in its charter)

        Delaware                                23-2265039
    (State of Incorporation)          (IRS Employer Identification No.)

          3343 Peachtree Road, N.E., Suite 530
           Atlanta, Georgia                               30326
  (Address of Principal Executive Offices)             (Zip Codes)

  Registrant's telephone number, including area code:  404-869-2599


_______________________________________________________________________

Item 1.       Changes in Ownership

              Not Applicable


Item 2.       Disposition of Assets

      On June 30, 1999, the Company sold several of its real estate holdings in three separate transactions. The aggregate selling price for the property was $6,109,000, consisting of $900,000 in cash and 30-day secured notes, and approximately $5,209,000 of debt assumed.

     The Company sold all of its stock of two real estate holding subsidiaries, Barrier Dunes Development Corporation and Regional Developers of Albany, Inc. to Inland Communities, Inc., an unrelated third party. Regional Developers of Thomasville, Inc., which is affiliated with a non-employee officer of a Company subsidiary, acquired approximately 260 acres of undeveloped land and certain other real estate assets. Henry Holdings of Tallahassee, Inc., affiliated with a former chief executive officer of the Company, acquired approximately 100 developed lots and certain other real estate assets.

     The Company will recognize a pre-tax loss of approximately $1,100,000 on the transactions for the quarter ended June 30, 1999. In addition, the Company plans to close its Tallahassee office.



Item 3.       Bankruptcy or Receivership

              Not Applicable

Item 4.       Changes in Registrant's Certifying Accountant

              Not Applicable

Item 5.       Other Events

              Not Applicable

Item 6.       Resignations of Registrant's Directors

              Not Applicable

Item 7.       Financial Statements and Exhibits

              (a)    Financial Statements.

              Not Applicable


              (b) Unaudited Pro Forma Condensed Consolidated Financial Information.

              Set forth below are the following unaudited pro forma condensed consolidated financial statements:

                   1. Introduction to Condensed Consolidated Pro Forma Financial Statements.

                   2. Pro Forma Condensed Consolidated Statements of Operations for the Year Ended June 30, 1998 and the Three Months Ended March 31, 1999.

                   3. Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998.

             Unaudited Pro Forma Condensed Consolidated
                      Financial Information

Introductory Note:   The following unaudited pro forma condensed balance
sheet and statements of operations reflect the financial position at March 31, 1999 and results of operations for the year ended June 30, 1998 and the three months ended March 31, 1999 of flightserv.com f/k/a Proactive Technologies, Inc. (the "Registrant" or the "Company") as if the disposition of the assets on June 30, 1999 had occurred on March 31, 1999 for balance sheet purposes and March 31, 1999 and July 1, 1998 for statement of operations purposes.

The unaudited pro forma condensed consolidated balance sheet and statements of operations do not purport to represent the Registrant's financial position or results of operations had the transactions actually occurred on March 31, 1999 or July 1, 1998, respectively, or to project the Registrant's consolidated results of operations for any future periods.

The pro forma adjustments are based upon available information. These adjustments are directly attributable to the transactions referred to above, and are expected to have a continuing impact on the Registrant's business, results of operations and financial position. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Registrant, which are included in its Form 10-KSB for the year ended June 30, 1998 and its Form 10-QSB for the three months ended March 31, 1999.


                           flightserv.com
          Pro Forma Condensed Consolidated Statement of Operations
                      Year Ended June 30, 1998
                             (Unaudited)
                             (In 000's)



                                           Pro Forma     Pro Forma
                      As Reported         Adjustments     Amounts
                    ----------------    --------------  -------------
Net sales      (A)    $ 15,134	      $  6,109     $     21,243
Cost of sales  (B)      11,888               6,709           18,597
                    -------------       -------------    ------------

Gross profit             3,246               ( 600)           2,646

Selling, general and
 administrative exp.   ( 2,787)                  0          ( 2,787)
Interest expense       ( 1,270)                  0          ( 1,270)
Other expense, net     (   171)                  0          (   171)
                     -------------     ---------------  -------------
Loss before income
taxes and discontinued
operations                (982)              ( 600)         ( 1,582)
Income tax benefit         332                   0              332
                     -------------     ---------------  -------------
Net loss before
discontinued operations   (650)             (  600)         ( 1,250)

Loss from discontinued
  operations              (230)                  0           (  230)
                     --------------    ---------------  -------------
Net loss              $   (880)         $   (  600)      $  ( 1,480)
                     ==============    ===============  =============

Loss per share before
discontinued operations $(  0.04)                          $ ( 0.08)
Discontinued operations  (  0.01)                            ( 0.01)
                     --------------                      ------------
Loss per share          $(  0.05)                          $ ( 0.09)
                     ==============                      ============
Weighted average shares
  outstanding            16,846                              16,846
                     ==============                      ============

(A)  Reflect sale of properties

(B)  Reflect cost of properties sold and closing costs



                               flightserv.com
              Pro Forma Condensed Consolidated Statement of Operations
                    Three Months Ended March 31, 1999
                               (Unaudited)
                               (In 000's)

                                        Pro Forma         Pro Forma
                  As Reported          Adjustments         Amounts
                 ---------------      -------------     -------------

 Net sales    (A)    $      6,006      $     6,109        $    12,115
 Cost of sales (B)          6,336            7,029             13,365
 Selling, general and
  administrative exp.       2,912                0              2,912
                    --------------     -------------     --------------
 Loss from operations      (3,242)            (920)            (4,162)
 Interest expense            (625)               0               (625)
 Other income, net            931                0                931
                    --------------     -------------     --------------
 Loss before
  income taxes             (2,936)            (920)            (3,856)
 Income tax benefit           298                0                298
                    --------------     -------------     --------------
 Net loss             $   ( 2,638)       $    (920)       $    (3,558)
                    ==============     =============     ==============

 Loss per share       $     (0.12)                        $     (0.17)
                    ==============                       ==============

 Weighted average shares
   outstanding          21,395                                21,395
                    ==============                       ==============

(A)  Reflect sale of properties

(B)  Reflect cost of properties sold and closing costs



                             flightserv.com
               Pro Forma Condensed Consolidated Balance Sheet
                             March 31, 1999
                               (Unaudited)
                                (In 000's)


                                           Pro Forma        Pro Forma
                     As Reported           Adjustments       Amounts
                     --------------      --------------   -------------

ASSETS:
Real estate
  inventories  (A)       $ 13,491            $ (6,829)       $  6,662
Cash and equivalents (B)      819                 200           1,019
Property and equipt, net      788                   0             788
Investment in Killearn        594                   0             594
Other investments           2,942                   0           2,942
Other assets                1,202                   0           1,202
Notes receivable               67                 500             567
                      ------------        -------------     -----------
Total assets             $ 19,903            $ (6,129)       $ 13,774
                      ============        =============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Notes payable (C)        $  9,886            $ (5,209)       $  4,677
Accounts payable and
  accrued expenses          1,137                   0           1,137
Income taxes payable        1,237                   0           1,237
Deferred revenue              109                   0             109
Customer deposits              28                   0              28
                      -------------       --------------    -----------
Total liabilities          12,397              (5,209)          7,188
                      -------------       --------------    -----------

Stockholders' Equity:
Common Stock                  949                   0             949
Paid in capital            15,102                   0          15,102
Retained deficit           (6,442)               (920)         (7,362)
Treasury stock             (2,103)                  0          (2,103)
                      --------------      --------------    ------------
Total stockholders'
  equity                    7,506                (920)          6,586
                      --------------      --------------    ------------

Total liabilities and
  stockholders'
  equity                 $ 19,903            $ (6,129)       $ 13,774
                      ==============      ==============    ============

(A)  Eliminate properties

(B)  Reflect net increase in cash due to sale of properties

(C)  Eliminate mortgages


              (c)     Exhibits.




Exhibit
Number                                Description
10.1*              Stock Purchase Agreement for Regional Developers of
                   Albany, Inc.
10.2*              Stock Purchase Agreement for Barrier Dunes Development
                   Corporation.
10.3*              Deposit Receipt and Contract for Sale and Purchase for
                   Tallahassee Property
10.4*              Deposit Receipt and Contract for Sale and Purchase for
                   Thomasville Property

99.1                  Press Release - 6/8/99

* In accordance with Item 601(b)(2) of Regulation S-K, the schedules and Exhibits to the Agreements and Contracts have been omitted. The
Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.


Item 8.       Change in Fiscal Year

              Not Applicable

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    flightserv.com


Dated:  July 14, 1999                /s/ William L. Wortman
                                   By: _____________________________
                                   William L. Wortman, Vice President
                                   and Chief Financial Officer


